UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2010

RURAL/METRO CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-22056	86-0746929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9221 East Via de Ventura

Scottsdale, Arizona

85258

Registrant’s telephone number, including area code: (480) 606-3886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On March 15, 2010, Rural/Metro Operating Company, LLC (“Rural/Metro Operating Company”) and Rural/Metro (Delaware) Inc. (“Rural/Metro (Delaware)”), wholly-owned subsidiaries of Rural/Metro Corporation, redeemed all of their outstanding 9.875% Senior Subordinated Notes due 2015 (the “Notes”) in accordance with its redemption notice issued on February 2, 2010 pursuant to the Indenture, dated as of March 4, 2005 (the “Indenture”), among Rural/Metro Operating Company, Rural/Metro (Delaware), the guarantors party thereto and Wells Fargo Bank, National Association, as Trustee. An amount equal to the redemption price of approximately $4.4 million, which includes accrued and unpaid interest to, but not including the redemption date, was deposited with Wells Fargo Bank, National Association, as the paying agent, and, in connection with such redemption and deposit, the Indenture has been satisfied and discharged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURAL/METRO CORPORATION

Date: March 15, 2010	By:	/s/ Kristine B. Ponczak
Kristine B. Ponczak
Senior Vice President and Chief Financial Officer

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